UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 23, 2007

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(Former address or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In the first quarter of 2007, Concentra Operating Corporation (the “Company”) committed to a plan to sell its workers’ compensation managed care services business units (the “WCMS Business”) that met the “held for sale” criteria under SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, since the Company entered into a definitive agreement (the “WCMS Agreement”) in February 2007 to sell the WCMS Business (the “Sale”) to a subsidiary of Coventry Health Care, Inc. (“Coventry”). Coventry is a national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental, managed care, and workers’ compensation services companies. On April 2, 2007, the Company completed the Sale to Coventry for $387.5 million in cash. The purchase price is subject to certain adjustments as set forth in the WCMS Agreement.

The Company files this Current Report on Form 8-K to retrospectively adjust portions of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed on March 29, 2007 (the “2006 Annual Report”), to reflect the Company’s WCMS Business, sold on April 2, 2007, as discontinued operations.

Pursuant to the requirements of the Company’s Credit Agreement, dated as of September 20, 2005, among the Company, Concentra Inc., the parent corporation of the Company, the several Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), General Electric Capital Corporation, as Documentation Agent, and Citicorp North America, Inc. and Credit Suisse First Boston, as Co-Syndication Agents (as amended, the “Credit Agreement”) the Company prepaid $260.3 million of the term loan outstanding under the Credit Agreement (the “Term Loan”) from the proceeds that it received from the Sale. Interest expense allocated to discontinued operations on the Term Loan that was required to be repaid was $5.0 million and $4.9 million for the three months ending March 31, 2007 and 2006, respectively.

The business units comprising the WCMS Agreement divested in the Sale were the Company’s workers’ compensation network services business (comprising its provider bill review and repricing services, and its FOCUS preferred provider organization), its field case management, telephonic case management, independent medical exams, and pharmacy benefit management business. The WCMS Business units had revenue of approximately $324.0 million in 2006. Of this amount, the following was reported in the Company’s historically reported segments: $42.2 million in the Health Services segment, $108.4 million in the Network Services segment, and the remaining $173.3 million in the Care Management Services segment.

In connection with entering into the WCMS Agreement, the Company determined that the operating results of the WCMS Business units would be classified as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007.

Accordingly, the following Items of the 2006 Annual Report are being updated retrospectively to reflect the determination described above (which Items as updated are attached as Exhibits hereto and hereby incorporated by reference herein):

Item 1 –	Business
Item 1A –	Risk Factors
Item 6 –	Selected Financial Data
Item 7 –	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8 –	Financial Statements and Supplementary Data
Item 15 –	Consolidated Financial Statements

No Items of the 2006 Annual Report other than those identified above are being updated by this filing. Information in the 2006 Annual Report is generally stated for fiscal year 2006 or as of March 31, 2007, and this filing does not reflect any subsequent information or events other than reclassifications to reflect the treatment of the WCMS Business units as discontinued operations. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2006 Annual Report for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, other than the events described above. More current information is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the 2006 Annual Report and such Quarterly Report on Form 10-Q and other filings. The Form 10-Q and other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the 2006 Annual Report.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1	2006 Annual Report, Item 1. Business
99.2	2006 Annual Report, Item 1A. Risk Factors
99.3	2006 Annual Report, Item 6. Selected Financial Data
99.4	2006 Annual Report, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.5	2006 Annual Report, Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Thomas E. Kiraly
Name:	Thomas E. Kiraly
Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Date:	May 23, 2007

INDEX TO EXHIBITS

EXHIBIT NUMBER
99.1	2006 Annual Report, Item 1. Business
99.2	2006 Annual Report, Item 1A. Risk Factors
99.3	2006 Annual Report, Item 6. Selected Financial Data
99.4	2006 Annual Report, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.5	2006 Annual Report, Item 8. Financial Statements and Supplementary Data